Exhibit 99.2

Micronet Enertec Technologies, Inc. Reports
Record Revenues and Increased Gross Margins in the First
Quarter of 2013

Record Revenues of $10.3 Million vs. $2.0 Million in Q1 2012
Gross Profit Margin up from 30% in Q1 2012 to 35% in Q1 2013
Organic growth of 17% over Q1 2012

Emerson, New Jersey– May 30, 2013 – Micronet Enertec Technologies, Inc. (NASDAQ: MICT), a developer and manufacturer that integrates and globally markets rugged computers, tablets and computer-based systems for the commercial Mobile Resource Management (MRM) market and for the defense and aerospace markets, announced today record financial results for the first quarter ended March 31, 2013.

First Quarter 2013 Financial Highlights

•
Total Revenue for the first quarter was $10.3 million, an increase of 431% compared to $2.0 million for the first quarter of 2012. The growth in revenues is mainly attributed to the acquisition of Micronet and was also impacted by organic growth.

•	Gross Profit for the first quarter was $3.6 million, compared to $0.6 million for the first quarter of 2012. Gross margin was 35% compared to 30% for the same period in 2012.
•	Operating Income for the first quarter was $1.5 million, compared to $0.04 million for the first quarter of 2012.
•
Non-GAAP Adjusted Earnings Attributable to Micronet Enertec, were $0.7 million for the first quarter, compared to a Non-GAAP net loss of $0.07 million for the first quarter of 2012, excluding amortization of intangible assets and other non-cash items.

•
Non-GAAP Diluted Adjusted EPS Attributable to Micronet Enertec for the first quarter was $0.18 based on 3.924 million diluted shares outstanding compared to loss of $0.02 per share based on 3.242 million diluted shares outstanding for the same period last year.

•	Balance Sheet: As of March 31, 2013, total cash and cash equivalents was $11.4 million, an increase of $0.8 million since December 31, 2012.

GAAP Net loss attributable to Micronet Enertec for the first quarter was $0.46 million, compared to a net loss attributable to Micronet Enertec of $0.15 million for the same period last year. GAAP net loss per share attributable to Micronet Enertec for the first quarter was $0.13, based on 3.484 million diluted shares outstanding, compared to $0.05, based on 3.242 million diluted shares outstanding, for the same period last year. This first quarter included non-cash expenses in the total amount of $1.2 million.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

David Lucatz, Micronet Enertec’s CEO commented, “The first quarter was a positive start for 2013 and a significant milestone in fulfilling our goal to become a leading supplier of mobile powerful computers for the growing needs of Mobile Resource Management solutions and for mission-critical military missions.  We grew from a Company that recorded $2 million in revenues for the first quarter of 2012 to $10 million in revenues for the first quarter of 2013, enjoying organic growth of 23% in sales in the defense and aerospace market and 15% in the MRM market compared to Q1 last year.  In conjunction with our growth, we improved gross margins from 30% in the first quarter of 2012 to 35% in the first quarter of 2013, achieving gross profit of $3.6 million in Q1 2013 versus $0.6 million in 2012.

During the first quarter of 2013, we invested over $0.7 million in R&D, developing the next generation of our solutions based on comprehensive knowledge of market needs and close discussions with our customers,” Mr. Lucatz continued. “We are confident that our marketing and engineering teams will present innovative and unique solutions to ensure our future success and increased market share in the multi-billion dollar markets in which we operate.

We also saw great progress in further solidifying the foundation of our business to position ourselves for long-term sustainable growth. After the quarter ended, we closed on our $8.1 million public offering of common stock and warrants and we received approval from the Indian government for the operation of our joint venture. We are very excited about the multi-billion dollar Indian defense market and we plan to increase our share in this market in the coming years,” Mr. Lucatz concluded.

Quarterly Conference Call
Micronet Enertec will host a conference call today at 10 a.m. EDT to discuss the company’s financial results for the first quarter of 2013, management’s business outlook and other matters.

To access this call, dial: 1-888-407-2553. Callers from outside of the U.S. may access the call by dialing 972-3-9180644. Please dial a few minutes before 10 a.m. EDT. Participants may also access a live webcast of the conference call through the Investor Relations section of Micronet Enertec’s website at http://www.micronet-enertec.com/IR-events. A telephone replay of the call will be available for two weeks at: 1-877-456-0009, in Israel: 03-9255948.

About Micronet Enertec Technologies, Inc.
Micronet Enertec Technologies, Inc., formerly known as Lapis Technologies, Inc., operates through two companies, Enertec Systems 2001 Ltd (“Enertec”), its wholly-owned subsidiary, and Micronet Ltd (“Micronet”), in which it has a controlling interest.  Micronet operates in the growing commercial Mobile Resource Management (MRM) market, mainly in the United States.  Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments.  Enertec operates in the Defense and Aerospace markets and designs, develops, manufactures and supplies various customized military computer-based systems for missile defense systems, command and control and others.  The Company’s products, solutions and services are designed to perform in severe environments and battlefield conditions. For more information, please visit: www.micronet-enertec.com.

Micronet Enertec Technologies, Inc. Forward-looking Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “believe,” “intend,” “plan,” “continue,” “may,” “will,” “anticipate,” and similar expressions are intended to identify forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statement.  More detailed information about the risk factors affecting the Company’s performance is contained under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC, which is available on the SEC’s web site, www.sec.gov.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analyses only as of the date hereof.  The Company neither intends to, nor assumes any obligation to, update or revise these forward-looking statements in light of developments that differ from those anticipated.

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Share and Earnings Per Share Data)
(Unaudited)

	Three months ended March 31,
	2013	2012

Revenues	$10,361	$1,952
Cost of revenues	6,714	1,359
Gross profit	3,647	593
Operating expenses:
Research and development	709	56
Selling and marketing	314	93
General and administrative	784	405
Amortization of intangible assets	378	-
Total operating expenses	2,185	554

Income from operations	1,462	39
Interest expense, net	(1,131)	(163)
Other income	-	4
Income before provision for income taxes	331	(120)
Taxes on income	(119)	(1)
Equity in profit of affiliated company		(28)
Net income	212	(149)
Net income attributable to non-controlling interests	673	-
Net loss attributable to Micronet Enertec	(461)	(149)

Loss per share attributable to Micronet Enertec
Basic and diluted	$(0.13)	$(0.05)

Weighted average common shares outstanding:
Basic and diluted	3,483,749	3,241,500

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Three months ended March 31,
	2013	2012
Net income (loss)	$212	$(149)
Other comprehensive income (loss), net of tax:
Currency translation adjustment	609	(141)
Total comprehensive income (loss)	821	(290)
Comprehensive loss attributable to the non-controlling interests	(714)	-
Comprehensive income (loss) attributable to Micronet Enertec	$107	$(290)

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(US$ In Thousands, except Share and Par Value data)

	March 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,428	$10,611
Marketable securities	3,327	3,183
Trade account receivables, net	9,689	9,914
Inventories	5,938	7,392
Derivative asset - call options	632	945
Other account receivable	2,387	1,939
Total current assets	33,401	33,984

Property, and equipment, net	2,363	2,269
Intangible assets and others, net	1,315	1,635
Long term deposit	43	43

Total long term assets	3,721	3,947

Total assets	$37,122	$37,931

	March 31, 2013	December 31, 2012
	(Unaudited)
LIABILITIES AND EQUITY

Short term bank credit and current portion of long term bank loans	$5,582	$4,689
Current portion of long term notes and convertible debenture, net of discount	2,255	1,671
Trade account payables	4,375	4,701
Other account payables	2,810	3,420
Derivative liabilities - put option	58	73
Total current liabilities	15,080	14,554

Long term loans from banks	3,245	3,941
Long term notes, net of discount	895	1,370
Accrued severance pay, net	264	1,138
Deferred tax liabilities, net	155	60
Total long term liabilities	4,559	6,509

Stockholders’ Equity:
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding
Common stock; $.001 par value, 100,000,000 shares authorized, 3,968,246 shares issued and outstanding as of March 31, 2013	4	3
Additional paid in capital	1,432	957
Accumulated other comprehensive income	801	233
Retained earnings	8,457	8,918
Micronet Enertec stockholders equity	10,694	10,111

Non-controlling interests	6,789	6,757
Total equity	17,483	16,868
Total liabilities and equity	$37,122	$37,931

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America, or GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP, or non-GAAP. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that may be infrequent, unusual in nature and not reflective of our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets – We are required to amortize the intangible assets, included in our GAAP financial statements, related to the acquisition of Micronet. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to the acquisition. The amortization of acquired intangible assets are non-cash charges. We expect that such charges will be nonrecurring and do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•
Amortization of secured note discount and related expenses – These interest expenses are non-cash and are related to amortization of discount of certain secured promissory notes issued to UTA Capital LLC or the amendment of their terms that occurred in January 2013. Such expenses do not reflect our on-going operations and most of them to be incurred up to the end of fiscal 2013 throughout the Note period.

•
Change in fair value of call / put options and warrants – The change in fair value in 2013 of the call options relating to our acquisition of Micronet is recorded as interest expense. The change in fair value is derived primarily from Micronet’s share price and does not reflect our on-going operations.  In 2012, the change in fair value of UTA warrants derived from changes in the price of our Common Stock.

The following table reconciles, for the periods presented, GAAP net loss attributable to Micronet Enertec to non-GAAP net income attributable to Micronet Enertec and GAAP loss per diluted share attributable to Micronet Enertec to non-GAAP net income per diluted share attributable to Micronet Enertec:

	Three months ended March 31,
	2013	2012
GAAP Net loss attributable to Micronet Enertec	$(461)	$(149)
Amortization of acquired intangible assets	378
Change in fair value of call / put options and warrants	298	(8)
Amortization of UTA’s note discount and related expenses	568	83
Income tax-effect of above non-GAAP adjustments	(57)
Total non-GAAP net income attributable to Micronet Enertec	$727	$(74)

Non-GAAP net income per diluted share attributable to Micronet Enertec	0.18	(0.02)
Shares used in per share calculations	3,924,427	3,241,500

Contact information:

Miri Segal Scharia
Managing Partner Global Accounts & IPOs
Hayden/ MS-IR LLC
Tel: 917-607-8654
msegal@ms-ir.com